Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS THIRD QUARTER 2007 RESULTS

Revenues Grew by 31.9% and Adjusted EBITDA Increased 26.9% Over Prior Year

ATLANTA (November 1, 2007) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the third quarter ended September 30, 2007.

Recent financial and operating highlights include the following:

•	Strong third quarter revenue growth with revenues of $72.4 million, up 31.9% over the third quarter of 2006;

•	Net income of $3.4 million in the third quarter of 2007 compared to $2.0 million in the third quarter of 2006;

•	Total adjusted EBITDA of $13.5 million during the third quarter of 2007, an increase of 26.9% from the third quarter of 2006 (see Schedule 1 for reconciliation to net income);

•	Increased level of customer growth with 2,112 net customer additions in the quarter, bringing the total customers in Cbeyond’s eight operating markets to 33,287; and

•	Average monthly revenue per customer location (ARPU) of $749 during the third quarter of 2007 compared to $748 in the second quarter of 2007 and $743 in the third quarter of 2006.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and nine months ended September 30, 2006 and 2007, include the following:

	For the Three Months Ended September 30,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$54,907	$72,416	$17,509	31.9%
Operating expenses	$52,976	$69,450	$16,474	31.1%
Operating income	$1,931	$2,966	$1,035	53.6%
Net income	$2,005	$3,380	$1,375	68.6%
Capital expenditures	$10,200	$12,733	$2,533	24.8%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	25,521	33,287	7,766	30.4%
Net additions	1,807	2,112	305	16.9%
Average monthly churn rate	1.0%	1.1%	0.1%	10.0%
Average monthly revenue per customer location	$743	$749	$6	0.8%
Adjusted EBITDA (in thousands)	$10,612	$13,463	$2,851	26.9%

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

	For the Nine Months Ended September 30,
	2006	2007	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$155,019	$203,157	$48,138	31.1%
Operating expenses	$151,997	$194,791	$42,794	28.2%
Operating income	$3,022	$8,366	$5,344	176.8%
Net income	$3,431	$9,005	$5,574	162.5%
Capital expenditures	$32,744	$39,417	$6,673	20.4%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	25,521	33,287	7,766	30.4%
Net additions	5,174	5,944	770	14.9%
Average monthly churn rate	1.0%	1.1%	0.1%	10.0%
Average monthly revenue per customer location	$751	$745	$(6)	(0.8)%
Adjusted EBITDA (in thousands)	$27,190	$38,133	$10,943	40.2%

Management Comments

“The third quarter of 2007 was another period of strong operating and financial results,” said Jim Geiger, chief executive officer of Cbeyond. “On the operational front, we continued to increase the pace of new customer additions, achieved our third consecutive quarter of moderately increasing ARPU, continued to report high customer retention, and grew our applications used per customer to 6.1 versus 5.4 in the third quarter of 2006. Our strong financial results included continued rapid growth in revenue and adjusted EBITDA, positive free cash flow for the quarter, and the attainment of some important market milestones – our Chicago operation is now among our solid cash generating markets and Los Angeles reached breakeven adjusted EBITDA on schedule in September, 18 months from launch.”

Geiger added, “New market expansion has been a major event for us in 2007. Both San Diego and Detroit were launched this year and each market is off to an excellent start. We will launch operations in the San Francisco Bay Area this quarter, and we are excited to announce that Miami, the sixth largest small business market in the U.S., will be the next market we enter – in the first quarter of 2008. While we roll out these new markets, we remain just as committed to continuing the deep market penetration and robust financial results we have been achieving in our existing markets. The pace of market expansion that we have set and our growing bench strength of management talent give us confidence that we can successfully balance new market growth with solid financial performance.”

Third Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $72.4 million for the third quarter of 2007, an increase of 31.9 % from the third quarter of 2006. ARPU, or average monthly revenue per customer location, was $749 in the third quarter of 2007, as compared to $748 in the prior quarter. The modest increase in ARPU resulted from a variety of factors, both positive and negative, including the increasing number of customers on three-year contracts at lower price points and increasing levels of application use, particularly mobile. We expect ARPU to continue to grow modestly in future periods. Consistent with recent history, over 40% of our new customers added in the period took Cbeyond’s mobile service, and many of those chose the higher ARPU Blackberry service.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 69.9% in the third quarter of 2007 as compared with 70.0% in the third quarter of 2006.

Operating Income and Total Adjusted EBITDA

Cbeyond reported operating income of $3.0 million in the third quarter of 2007 compared with operating income of $1.9 million in the third quarter of 2006. As of January 1, 2006, Cbeyond adopted SFAS No. 123(R). The operating income of $3.0 million in the third quarter of 2007 includes $2.7 million in non-cash share-based compensation expense while the operating income of $1.9 million in the third quarter of 2006 includes $1.1 million in non-cash share-based compensation.

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

For the third quarter of 2007, total adjusted EBITDA was $13.5 million, an improvement of 26.9% over total adjusted EBITDA of $10.6 million in the third quarter of 2006.

Net Income

Cbeyond reported net income of $3.4 million for the third quarter of 2007 as compared to net income of $2.0 million for the third quarter of 2006.

Cash and Marketable Securities

Cash, cash equivalents and marketable securities amounted to $50.9 million at the end of the third quarter of 2007, as compared to $51.2 million at the end of the second quarter of 2007.

Capital Expenditures

Capital expenditures were $12.7 million during the third quarter of 2007, compared to $12.8 million in the second quarter of 2007 and $10.2 million in the third quarter of 2006.

Business Outlook for 2007

Cbeyond provides the following annual guidance for 2007:

	Current Guidance	Prior Guidance
Revenues	$279 million to $280 million	$277 million to $280 million
Adjusted EBITDA	$51 million to $52 million	$50 million to $51 million
Capital expenditures	$53 million to $56 million	$53 million to $56 million

Cbeyond’s performance in the third quarter and its improved visibility for the rest of the year have resulted in an increase to guidance for revenue and adjusted EBITDA for 2007. Revenue guidance has narrowed as the Company has realized both strong customer growth and stable ARPU and gained additional visibility of anticipated fourth quarter results. Adjusted EBITDA guidance has been raised due to better than planned expense management and strong segment results. Guidance for capital expenditures is unchanged despite the increase in revenue guidance for 2007.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, November 1, 2007, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (888) 282-4591 (for domestic U.S. callers) and (719) 325-2430 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for a year.

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading IP-based managed services provider that delivers integrated packages of communications and IT services to more than 33,000 small businesses throughout the United States. Cbeyond offers more than 20 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation or decisions by regulatory bodies that affect the Company; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income:

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Revenue:
Customer revenue	$53,562	$70,835	$150,960	$198,640
Terminating access revenue	1,345	1,581	4,059	4,517

Total revenue	54,907	72,416	155,019	203,157

Operating expenses:
Cost of service	16,460	21,788	47,711	60,730
Selling, general and administrative	28,920	39,899	83,249	111,619
Public offering expenses	659	—	659	2
Depreciation and amortization	6,937	7,763	20,378	22,440

Total operating expenses	52,976	69,450	151,997	194,791

Operating income	1,931	2,966	3,022	8,366

Other income (expense):
Interest income	518	749	1,317	2,012
Interest expense	(65)	(100)	(111)	(193)
Loss on disposal of property and equipment	(241)	(219)	(534)	(794)

Total other income	212	430	672	1,025

Income before income taxes	2,143	3,396	3,694	9,391

Income tax expense	(138)	(16)	(263)	(386)

Net income	$2,005	$3,380	$3,431	$9,005

Earnings per common share
Basic	$0.07	$0.12	$0.13	$0.32

Weighted average number of common shares outstanding
Basic	27,041	27,980	26,812	27,734

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	September 30, 2007
ASSETS
Current Assets
Cash and cash equivalents	$34,113	$50,937
Marketable securities	9,995	—
Accounts receivable, gross	21,181	26,083
Less: Allowance for doubtful accounts	(2,586)	(2,449)

Accounts receivable, net	18,595	23,634
Other assets	5,825	8,084

Total current assets	68,528	82,655

Property and equipment, gross	181,938	219,329
Less: Accumulated depreciation	(109,148)	(130,356)

Property and equipment, net	72,790	88,973
Other assets	3,075	2,201

Total assets	$144,393	$173,829

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$7,538	$8,583
Other accrued liabilities	44,989	53,431
Current portion of capital lease obligations	98	—

Total current liabilities	52,625	62,014

Deferred installation revenue	660	604
Stockholders' equity
Common stock	274	281
Deferred stock compensation	(22)	(5)
Additional paid-in capital	238,852	249,926
Accumulated deficit	(147,996)	(138,991)

Total stockholders' equity	91,108	111,211

Total liabilities and stockholders' equity	$144,393	$173,829

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Sept. 30 2006	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007
Revenues
Atlanta	$16,073	$16,661	$17,255	$17,957	$18,555
Dallas	13,127	13,617	14,328	15,039	15,652
Denver	14,828	15,161	15,548	16,035	16,453
Houston	6,952	7,911	8,608	9,422	10,147
Chicago	3,397	4,428	5,373	6,319	7,143
Los Angeles	530	1,089	1,842	2,611	3,522
San Diego	—	—	72	332	818
Detroit	—	—	—	—	126

Total revenues	$54,907	$58,867	$63,026	$67,715	$72,416

Operating income (loss)
Atlanta	$8,517	$9,125	$8,859	$9,241	$9,723
Dallas	4,942	5,815	5,804	6,097	6,575
Denver	6,854	7,411	7,739	7,893	7,945
Houston	1,835	2,252	2,558	3,098	3,658
Chicago	(622)	56	536	905	1,307
Los Angeles	(1,783)	(1,857)	(1,188)	(1,261)	(682)
San Diego	(27)	(604)	(1,324)	(1,671)	(1,500)
Detroit	—	—	(11)	(762)	(1,410)
San Francisco Bay Area	—	—	—	(5)	(328)
Corporate	(17,785)	(18,177)	(20,141)	(20,967)	(22,322)

Total operating income	$1,931	$4,021	$2,832	$2,568	$2,966

Adjusted EBITDA
Atlanta	$9,763	$10,092	$9,959	$10,290	$10,779
Dallas	6,170	6,916	6,888	7,181	7,683
Denver	8,067	8,503	8,811	8,900	8,823
Houston	2,537	3,018	3,375	3,965	4,513
Chicago	(223)	508	1,090	1,540	2,001
Los Angeles	(1,587)	(1,570)	(877)	(883)	(283)
San Diego	(27)	(603)	(1,233)	(1,537)	(1,289)
Detroit	—	—	(11)	(743)	(1,239)
San Francisco Bay Area	—	—	—	(5)	(322)
Corporate	(14,088)	(14,515)	(15,943)	(16,097)	(17,203)

Total adjusted EBITDA	$10,612	$12,349	$12,059	$12,611	$13,463

Adjusted EBITDA margin (market-level)
Atlanta	60.7%	60.6%	57.7%	57.3%	58.1%
Dallas	47.0%	50.8%	48.1%	47.7%	49.1%
Denver	54.4%	56.1%	56.7%	55.5%	53.6%
Houston	36.5%	38.1%	39.2%	42.1%	44.5%
Chicago	(6.6)%	11.5%	20.3%	24.4%	28.0%
Los Angeles	N/M	(144.2)%	(47.6)%	(33.8)%	(8.0)%
San Diego	N/M	N/M	N/M	N/M	(157.6)%
Detroit	N/M	N/M	N/M	N/M	N/M
San Francisco Bay Area	N/M	N/M	N/M	N/M	N/M
Adjusted EBITDA margin (as % of total revenue)
Corporate	(25.7)%	(24.7)%	(25.3)%	(23.8)%	(23.8)%
Total	19.3%	21.0%	19.1%	18.6%	18.6%
Capital expenditures
Atlanta	$1,554	$1,064	$1,464	$916	$1,059
Dallas	823	1,438	2,149	777	586
Denver	1,093	987	394	731	847
Houston	712	871	1,149	826	889
Chicago	444	956	1,166	792	907
Los Angeles	720	1,061	854	923	1,014
San Diego	915	530	1,067	205	653
Detroit	—	146	1,379	1,572	550
San Francisco Bay Area	—	—	36	408	1,363
Corporate	3,939	4,069	4,224	5,652	4,865

Total capital expenditures	$10,200	$11,122	$13,882	$12,802	$12,733

Other Operating Data
Customers (at period end)	25,521	27,343	29,166	31,175	33,287
Net additions	1,807	1,822	1,823	2,009	2,112
Average monthly churn rate	1.0%	1.0%	1.0%	1.0%	1.1%
Average monthly revenue per customer location	$743	$742	$744	$748	$749

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CBEY Reports Third Quarter 2007 Results

November 1, 2007

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Sept. 30 2006	Dec. 31 2006	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$10,612	$12,349	$12,059	$12,611	$13,463
Depreciation and amortization	(6,937)	(6,818)	(7,120)	(7,557)	(7,763)
Non-cash share-based compensation	(1,085)	(1,224)	(2,105)	(2,486)	(2,734)
Public offering expenses	(659)	(286)	(2)	—	—
Interest income	518	602	608	655	749
Interest expense	(65)	(52)	(45)	(48)	(100)
Loss on disposal of property and equipment	(241)	(67)	(332)	(243)	(219)
Other income, net	—	12	—	—	—
Income tax expense	(138)	(167)	(330)	(40)	(16)

Net income	$2,005	$4,349	$2,733	$2,892	$3,380

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$10,612	$13,463	$27,190	$38,133
Depreciation and amortization	(6,937)	(7,763)	(20,378)	(22,440)
Non-cash share-based compensation	(1,085)	(2,734)	(3,131)	(7,325)
Public offering expenses	(659)	—	(659)	(2)
Interest income	518	749	1,317	2,012
Interest expense	(65)	(100)	(111)	(193)
Loss on disposal of property and equipment	(241)	(219)	(534)	(794)
Other income, net	—	—	—	—
Income tax expense	(138)	(16)	(263)	(386)

Net income	$2,005	$3,380	$3,431	$9,005

*        *        *        *        *

Except for historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The specific forward-looking statements cover Cbeyond’s expectations for revenue, EBITDA, as adjusted, and capital expenditures for the fiscal year 2007. The statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cbeyond’s filings with the Securities and Exchange Commission.

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